Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2026 RESULTS

WASHINGTON, D.C. – August 3, 2026 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government and its adjacent partners, today announced its results of operations for the quarter ended June 30, 2026.

Highlights for the Quarter Ended June 30, 2026:

•
Net income of $3.2 million, or $0.07 per share on a fully diluted basis
•
Core FFO of $37.4 million, or $0.78 per share on a fully diluted basis
•
Closed a new five-year $200.0 million senior unsecured term loan facility maturing in June 2031, which includes an accordion feature providing the Company with additional capacity, subject to the satisfaction of customary terms and conditions, of up to $50.0 million for a total facility size of $250.0 million
•
Issued an aggregate of 796,943 shares of the Company's common stock in settlement of previously entered into forward sales transactions through the Company's $300.0 million ATM Program launched in June 2021 (the “2021 ATM Program”). These shares were then physically settled in the same quarter at a weighted average price per share of $23.86, raising net proceeds to the Company of approximately $18.8 million

“Our second quarter demonstrates continued progress on our strategic priorities,” said Darrell Crate, President & CEO of Easterly Government Properties. “Strong execution across the business, including in the capital markets, coupled with the durability of our portfolio, provides increased confidence in our earnings outlook and supports our decision to raise 2026 guidance.”

Financial Results for the Six Months Ended June 30, 2026:

•
Net income of $4.6 million, or $0.10 per share on a fully diluted basis
•
Core FFO of $74.5 million, or $1.55 per share on a fully diluted basis

Portfolio Operations

As of June 30, 2026, the Company or its joint venture owned 106 operating properties in the United States encompassing approximately 10.7 million leased square feet, including 93 operating properties that were leased primarily to U.S. Government tenant agencies, eight operating properties leased primarily to tenant agencies of a U.S. state or local government and five operating properties that were entirely leased to private tenants. In addition, the Company wholly owned three properties in development that the Company expects will encompass approximately 0.2 million leased square feet upon completion. The Company's operating portfolio was 98% leased.

The first project, located in Fort Myers, Florida, is currently under construction and, once complete, a 25-year lease with the Florida Department of Law Enforcement is expected to commence for their beneficial use. The second development project, located in Flagstaff, Arizona, is currently under construction and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the United States Judiciary. The third project, located in Medford, Oregon, is currently under construction and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the United States Judiciary.

As of June 30, 2026, the portfolio had a weighted average age of 17.1 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 9.2 years.

Balance Sheet and Capital Markets Activity

As of June 30, 2026, the Company had total indebtedness of approximately $1.7 billion comprised of $43.1 million outstanding on its senior unsecured revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $200.0 million outstanding on its 2018 term loan facility, $200.0 million outstanding on its 2026 term loan facility, $1.0 billion of senior unsecured notes, and $149.3 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). The Company's outstanding debt had a weighted average maturity of 4.0 years and a weighted average interest rate of 4.6%. Further, the Company's Net Debt to total enterprise value was 58.4% and its Adjusted Net Debt to annualized quarterly EBITDA ratio was 7.1x.

Dividend

On July 29, 2026, the Board of Directors of Easterly approved a cash dividend for the second quarter of 2026 in the amount of $0.45 per common share. The dividend will be payable August 20, 2026 to shareholders of record on August 10, 2026.

Subsequent Events

On July 14, 2026, we used $6.4 million of available cash to extinguish the mortgage note obligation on USFS II — Albuquerque.

On July 28, 2026, we entered into a sixth amendment to our 2018 term loan facility and a second amendment to our 2024 revolving credit facility to remove the credit spread adjustment applicable to SOFR-based borrowings, consistent with our 2016 term loan facility and our 2026 term loan facility. Other than the foregoing, the material terms of our 2018 term loan facility and our 2024 revolving credit facility remain unchanged.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2026

The Company is raising its guidance for full-year 2026 Core FFO per share on a fully diluted basis at a range of $3.07 - $3.13.

	Low	High
Net income (loss) per share – fully diluted basis	$0.23	0.29
Plus: Company’s share of real estate depreciation and amortization	$2.82	2.82
FFO per share – fully diluted basis	$3.05	3.11
Plus: Company’s share of depreciation of non-real estate assets	$0.02	0.02
Core FFO per share – fully diluted basis	$3.07	3.13

This guidance assumes approximately $50 million of wholly owned acquisitions and $50 - $100 million of gross development-related investment during 2026.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, provision for (recovery of) credit losses, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Net Debt and Adjusted Net Debt Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 28 of the Company’s Q2 2026 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on August 3, 2026 to review the second quarter 2026 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Cole Bardawill

Director of Investor Relations

202-987-9395

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties, including as a result of or in connection with any shutdown of the U.S. Government; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness, including failure to refinance current or future indebtedness on favorable terms, or at all, failure to meet the restrictive covenants and requirements in our existing and new debt agreements, fluctuations in interest rates and increased costs to refinance or issue new debt; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (SEC) on February 23, 2026, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	June 30, 2026	December 31, 2025
Assets
Real estate properties, net	$2,751,493	$2,714,650
Cash and cash equivalents	3,300	23,374
Restricted cash	10,353	10,257
Tenant accounts receivable	70,568	51,493
Investment in unconsolidated real estate venture	299,986	304,721
Real estate loans receivable, net and investment in sales-type lease, net	44,963	34,286
Intangible assets, net	182,225	183,911
Interest rate swaps	1,003	-
Prepaid expenses and other assets	52,508	57,078
Total assets	$3,416,399	$3,379,770

Liabilities
Revolving credit facility	43,050	199,050
Term loan facilities, net	495,847	297,200
Notes payable, net	1,019,382	1,018,884
Mortgage notes payable, net	148,906	151,191
Intangible liabilities, net	12,855	11,959
Deferred revenue	225,996	219,201
Interest rate swaps	-	3,034
Accounts payable, accrued expenses and other liabilities	110,604	109,686
Total liabilities	$2,056,640	$2,010,205

Equity
Common stock, par value $0.01, 80,000,000 shares authorized, 47,321,617 and 46,303,469 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	473	463
Additional paid-in capital	1,983,878	1,958,412
Retained earnings	149,272	144,857
Cumulative dividends	(817,791)	(776,022)
Accumulated other comprehensive loss	(567)	(4,578)
Total stockholders' equity	$1,315,265	$1,323,132
Non-controlling interest in Operating Partnership	44,494	46,433
Total equity	$1,359,759	$1,369,565
Total liabilities and equity	$3,416,399	$3,379,770

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues
Rental income	$89,659	$80,367	$178,252	$155,913
Tenant reimbursements	345	1,895	1,149	2,921
Asset management income	697	622	1,343	1,244
Other income	1,716	1,350	3,218	2,831
Total revenues	$92,417	$84,234	$183,962	$162,909

Expenses
Property operating	20,007	19,210	40,543	37,009
Real estate taxes	9,072	8,486	17,604	16,443
Depreciation and amortization	32,158	28,534	65,379	55,331
Acquisition costs	553	362	1,202	669
Corporate general and administrative	8,953	6,807	17,448	13,022
Recovery of credit losses	(313)	(539)	(117)	(777)
Total expenses	$70,430	$62,860	$142,059	$121,697

Other income (expense)
Income from unconsolidated real estate venture	1,594	1,840	3,258	3,662
Interest expense, net	(20,423)	(18,960)	(40,589)	(37,337)
Net income	3,158	4,254	4,572	7,537

Non-controlling interest in Operating Partnership	(108)	(183)	(157)	(339)
Net income available to Easterly Government
Properties, Inc.	$3,050	$4,071	$4,415	$7,198

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.06	$0.09	$0.08	$0.16
Diluted	$0.06	$0.09	$0.08	$0.15

Weighted-average common shares outstanding:
Basic	46,463,199	45,011,585	46,362,418	44,122,803
Diluted	46,699,118	45,111,753	46,577,709	44,230,123

Net income, per share - fully diluted basis	$0.07	$0.09	$0.10	$0.16

Weighted average common shares outstanding -
fully diluted basis	48,161,107	47,043,923	48,079,226	46,236,779

EBITDA

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income	$3,158	$4,254	$4,572	$7,537
Depreciation and amortization	32,158	28,534	65,379	55,331
Interest expense	20,423	18,960	40,589	37,337
Tax expense	308	193	419	356
Unconsolidated real estate venture allocated share of above adjustments	2,342	2,341	4,682	4,682
EBITDA	$58,389	$54,282	$115,641	$105,243

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income	$3,158	$4,254	$4,572	$7,537
Depreciation of real estate assets	31,891	28,282	64,846	54,828
Unconsolidated real estate venture allocated share of above adjustments	2,282	2,280	4,563	4,559
FFO	$37,331	$34,816	$73,981	$66,924
Adjustments to FFO:
Loss on extinguishment of debt and modification costs	51	-	51	900
Recovery of credit losses	(313)	(539)	(117)	(777)
Natural disaster event expense, net of recovery	-	47	15	70
Depreciation of non-real estate assets	266	252	533	503
Unconsolidated real estate venture allocated share of above adjustments	16	16	33	33
Core FFO	$37,351	$34,592	$74,496	$67,653

FFO, per share - fully diluted basis	$0.78	$0.74	$1.54	$1.45
Core FFO, per share - fully diluted basis	$0.78	$0.74	$1.55	$1.46

Core FFO	37,351	34,592	74,496	67,653
Straight-line rent and other non-cash adjustments	(1,554)	(300)	(3,561)	(49)
Amortization of above-/below-market leases	(436)	(488)	(871)	(1,006)
Amortization of deferred revenue	(3,822)	(1,863)	(7,526)	(3,625)
Non-cash interest expense	950	855	1,889	1,614
Non-cash compensation	2,103	1,395	4,200	2,816
Natural disaster event expense, net of recovery	-	(47)	(15)	(70)
Principal amortization	(1,203)	(1,137)	(2,393)	(2,264)
Maintenance capital expenditures	(6,950)	(3,720)	(7,607)	(4,005)
Contractual tenant improvements	(626)	-	(675)	(612)
Unconsolidated real estate venture allocated share of above adjustments	16	11	45	(9)
Cash Available for Distribution (CAD)	$25,829	$29,298	$57,982	$60,443

Weighted average common shares outstanding - fully diluted basis	48,161,107	47,043,923	48,079,226	46,236,779

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

June 30, 2026
Total Debt(1)	$1,717,358
Less: Cash and cash equivalents	(4,625)
Net Debt	$1,712,733
Less: Adjustment for development projects(2)	(59,282)
Adjusted Net Debt	$1,653,451

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4 of this release.